                                                                    EXHIBIT 4(o)



          [Include if this Note is a Global Note -- THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE Depository OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

          Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any Note issued upon registration of transfer of, or in exchange for, or in lieu of, this Note is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

REGISTERED NO. FLR-                                         CUSIP NO.

                         POPULAR NORTH AMERICA, INC.

                  MEDIUM-TERM FLOATING RATE NOTE, SERIES D

             Payment of Principal, Premium, if any, and Interest

                                Guaranteed by

                                POPULAR, INC.

ORIGINAL ISSUE DATE:              INITIAL INTEREST RATE:            PRINCIPAL AMOUNT
                                                                    $

MATURITY DATE:                    INTEREST RATE BASIS:              INDEX MATURITY:
                                  IF LIBOR:
                                    [ ] LIBOR REUTERS               SPREAD:  +
REDEEMABLE ON OR AFTER              [ ] LIBOR TELERATE                       -
(AT OPTION OF THE COMPANY):       INDEX CURRENCY:
                                  IF THE CMT RATE:                  INTEREST PAYMENT PERIOD:
INITIAL REDEMPTION                  [ ] 7055
PERCENTAGE:                         [ ] 7052                        INTEREST RATE RESET
                                  MATURITY INDEX:                   PERIOD:
MAXIMUM INTEREST RATE:
                                                                    Depository:
INITIAL DATE ON WHICH THE         SPREAD MULTIPLIER:
NOTE IS REPAYABLE AT THE                                            (Only applicable if this Note


OPTION OF THE HOLDER:             ANNUAL REDEMPTION                 is a Global Note)
                                  PERCENTAGE REDUCTION:
INTEREST PAYMENT DATES:
                                  MINIMUM INTEREST RATE:
INTEREST CALCULATION DATES:

(If other than ten calendar       CALCULATION AGENT:
days after the Interest
Determination Date)

OTHER PROVISIONS:





                 POPULAR NORTH AMERICA, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________________, or registered assigns, the principal sum of
_____________________________ at the office or agency of the Company maintained for such purposes in the Borough of Manhattan, The City of New York (the "Paying Agent"), on the maturity date shown above (the "Maturity Date"), or if such date is not a Business Day, the next succeeding Business Day, in such coin or currency as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest commencing with the first Interest Payment Date specified above following the Original Issue Date specified above or from and including the most recent Interest Payment Date to which interest has been duly paid or provided for monthly, quarterly, semi-annually or annually as specified above under "Interest Payment Period", on the Interest Payment Dates specified above and at Maturity, on said principal sum at said offices or agencies, in like coin or currency, at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date following the Original Issue Date specified above and thereafter at a rate per annum determined in accordance with the provisions on the reverse hereof under the heading "Determination of Interest Rate Per Annum for Certificate of Deposit Rate Notes", "Determination of Interest Rate Per Annum for Commercial Paper Rate Notes", "Determination of Interest Rate Per Annum for CMT Rate", "Determination of Interest Rate Per Annum for Eleventh District Cost of Funds Rate Notes", "Determination of Interest Rate Per Annum for Federal Funds Rate Notes", "Determination of Interest Rate Per Annum for LIBOR Notes", "Determination of Interest Rate Per Annum for Prime Rate Notes" or "Determination of Interest Rate Per Annum for Treasury Rate Notes", depending upon whether the Interest Rate Basis specified above is Certificate of Deposit Rate, Commercial Paper Rate, CMT

Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, LIBOR, Prime Rate or Treasury Rate; provided, however, that if any Interest Payment Date specified above would otherwise fall on a day that is not a Business Day (as defined herein), such Interest Payment Date will be the next succeeding Business Day, except that in the event that the Interest Rate Basis for this
Note is LIBOR, if such day falls in the next calendar month, such Interest Payment Date will be the next preceding day that is a Business Day. Interest on this Note shall accrue (a) if the rate at which interest on this Note is payable shall be adjusted monthly, quarterly, semi-annually or annually, as specified above under "Interest Rate Reset Period" and as determined in accordance with the provisions on the reverse hereof, from the Interest Payment Date next preceding the date of this Note to which interest has been paid, unless the date hereof is an Interest Payment Date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on this Note, in which case from the Original Issue Date specified above, until the principal sum hereof has been paid or duly provided for or (b) if the rate at which interest on this Note is payable shall be adjusted daily or weekly, as specified above under "Interest Rate Reset Period" and as determined in accordance with the provisions on the reverse hereof, from the Regular Record Date (as defined herein) next preceding the date of this Note through which interest has been paid, unless the date hereof is a Regular Record Date through which interest has been paid, in which case from the day after the date of this Note, or unless no interest has been paid on this Note, in which case from the Original Issue Date specified above, until the principal sum hereof has been paid or duly provided for; provided, however, that if the Original Issue Date is after any Regular Record Date preceding any Interest Payment Date and before such Interest Payment Date, interest on this Note shall accrue from such Interest Payment Date unless the rate at which interest on this Note is payable shall be adjusted daily or weekly, as provided above under "Interest Rate Reset Period" and as determined in accordance with the provisions on the reverse hereof, in which case interest on this Note shall accrue from such Regular Record Date, or, in either case, if no interest has been paid on this Note, from the Original Issue Date specified above. The interest so payable on any Interest Payment Date will be paid to the Holder at the close of business on the Regular Record Date next preceding such Interest Payment Date, and interest payable at Maturity will be paid to the Person to whom said principal sum is payable; provided, however, that the first payment of interest on a Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture (as defined on the reverse hereof). "Regular Record Date" shall mean the fifteenth day, whether or not such date shall be a Business Day, prior to any Interest Payment Date. "Business Day" shall mean, as used herein with respect to any particular location, any day, other than a Saturday or Sunday, which is (a) not a day on which banking institutions in such location are authorized or obligated by law or executive order to close and (b), in the event that the Interest Rate Basis for this Note is LIBOR, a London Banking Day. "London Banking Day" shall mean any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

                 Payment of interest on this Note due on any Interest Payment Date (other than interest on this Note due to the Holder hereof at Maturity) shall be made by check mailed to the Person entitled thereto at his last address as it appears on the Security Register or, if a Depository with respect to this Note is specified above or if $10,000,000 aggregate principal amount of Notes of this series with the Interest Payment Dates specified above are registered in the name of the Holder hereof, in immediately available funds by wire transfer to such account as may have been appropriately designated by the Person entitled thereto as set forth herein in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Payment of the principal of, and any premium and interest on this Note due to the Holder hereof at Maturity shall be made in immediately available funds upon presentation of this Note at the office or agency of the Paying Agent in the Borough of Manhattan, The City of New York, provided that this Note is presented for surrender in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures.

                 Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Paying Agent at its Corporate Trust Office or agency in the Borough of Manhattan, The City of New York and, unless revoked by written notice to the Paying Agent received on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date or the fifteenth day preceding Maturity, shall remain in effect with respect to any further payments with respect to this Note payable to such Holder.

                 If any Interest Payment Date with respect to this Note would otherwise fall on a day that is not a Business Day such Interest Payment Date shall be postponed to the next day that is a Business Day provided, however, that in the event that the Interest Rate Basis for this Note is LIBOR, if such Business Day falls in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day. If the date of Maturity of this Note would fall on a day that is not a Business Day, the payment of principal, premium, if any, and interest shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after Maturity.

                 Additional provisions of this Note are contained on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

                 This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized signatory of the Trustee or its duly authorized agent under the Indenture referred to on the reverse hereof.

                 IN WITNESS WHEREOF, POPULAR NORTH AMERICA, INC. has caused this instrument to be signed by its duly authorized officer, and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:

                                        POPULAR NORTH AMERICA, INC.



                                        By:
                                           -------------------------------------



                                        Attest:
                                               ---------------------------------



                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This Note is one of a designated series of Debt Securities described in the Indenture referred to on the reverse hereof.


                                        THE FIRST NATIONAL BANK
                                        OF CHICAGO,
                                        as Trustee


                                        By:
                                           -------------------------------------
                                           Authorized Signatory

                         POPULAR NORTH AMERICA, INC.

                   MEDIUM-TERM FLOATING RATE NOTE, SERIES D



                 This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Debt Securities"), all unconditionally guaranteed by Popular, Inc. (hereinafter called the "Guarantor") and issued or to be issued under and pursuant to an indenture dated as of October 1, 1991, as supplemented by the First Supplemental Indenture, dated as of February 28, 1995, and the Second Supplemental Indenture, dated as of May 8, 1997 (together, hereinafter called the "Indenture"), duly executed and delivered by the Company and the Guarantor to The First National Bank of Chicago, as Trustee (hereinafter called the "Trustee") and as Successor Trustee to Citibank, N.A., to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the Holders of the Debt Securities. As provided in the Indenture, the Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as provided or permitted in the Indenture. This Note is one of a series of the Debt Securities, which series is designated as the Medium-Term Notes, Series D (the "Notes") of the Company and is limited in aggregate initial offering price of up to $1,000,000,000, less the aggregate initial offering price of "Securities" (as defined in the Prospectus, dated May 22, 1997, relating to debt securities and preferred stock of the Company, Popular International Bank, Inc. and the Guarantor) authenticated and delivered upon original issuance, other than the Notes. The Notes may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all, and be denominated in different currencies.

                 The interest rate in effect from the date of issue to the first Interest Reset Date shall be the Initial Interest Rate specified on the face hereof. Commencing with the first Interest Reset Date following the Original Issue Date specified on the face hereof, the rate at which interest on this Note is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as specified on the face hereof under "Interest Rate Reset Period". Each such adjusted rate shall be applicable from and including the Interest Reset Date to which it relates but not including the next succeeding Interest Reset Date or until Maturity, as the case may be. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined with respect to the Interest Determination Date next preceding such Interest Reset Date in accordance with the provisions of the applicable heading below.

                 If the Interest Rate Basis specified on the face of this Note is the Certificate of Deposit Rate, Commercial Paper Rate, CMT Rate, Federal Funds Rate or Prime Rate, the Interest Determination Date with respect to any Interest Reset Date shall be the second Business Day immediately preceding such Interest Reset Date. If the Interest Rate Basis specified on the face hereof is the Treasury Rate, the Interest Determination Date with respect to any Interest Reset Date shall be the day of the week in which such Interest Reset Date falls on which Treasury bills are auctioned; provided, however, that if, as a result of a legal holiday, an auction with respect to any week is held on the preceding Friday, such Friday shall be the Interest Determination Date with respect to the Interest Reset Date occurring in the next succeeding week. If the Interest Rate Basis specified on the face of this Note is the Eleventh District Cost of Funds Rate, the Interest Determination Date with respect to any Interest Reset Date shall be the last Business Day of the month immediately preceding such Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Cost of Funds Index (as defined below). If the Interest Rate Basis specified on the face of this Note is LIBOR, the Interest Determination Date with respect to any Interest Reset Date shall be the second London Banking Day preceding such Interest Reset Date.

                 If the Interest Rate Reset Period specified on the face hereof is daily, the Interest Reset Dates with respect to this Note shall be each Business Day. If the Interest Rate Reset Period specified on this face of this
Note is weekly, the Interest Reset Dates with respect to this Note shall be Wednesday of each week; provided, however, that if the Interest Rate Basis specified on the face of this Note is the Treasury Rate, the Interest Reset Dates with respect to this Note shall be Tuesday of each week. If the Interest

Rate Reset Period specified on the face of this Note is monthly, the Interest Reset Dates with respect to this Note shall be the third Wednesday of each month; provided, however, if the Interest Rate Basis specified on the face of this Note is the Eleventh District Cost of Funds Rate, the Interest Reset Date with respect to this Note shall be the first Business Day of each month. If the Interest Rate Reset Period specified on the face of this Note is quarterly, the Interest Reset Dates with respect to this Note shall be the third Wednesday of March, June, September and December of each year. If the Interest Rate Reset Period specified on the face of this Note is semi-annual, the Interest Reset Dates with respect to this Note shall be the third Wednesday of the two months in each year specified on the face hereof under Interest Rate Reset Period. If the Interest Rate Reset Period specified on the face of this Note is annual, the Interest Rate Reset Dates with respect to this Note shall be the third Wednesday of the month in each year specified on the face hereof under Interest Rate Reset Period. Notwithstanding the foregoing, if the Interest Rate Basis specified on the face hereof is Treasury Rate and any Interest Reset Date with respect to this Note falls on a day on which Treasury bills are to be auctioned, then such Interest Reset Date shall be postponed to the next succeeding Business Day. If any Interest Reset Date with respect to this Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day; provided, however, if the Interest Rate Basis specified on the face hereof is LIBOR, if such next succeeding Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Unless otherwise specified on the face hereof, the Calculation Date with respect to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date, or if any such day is not a Business Day (as defined in the Indenture) the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

                 Determination of Interest Rate Per Annum for Certificate of Deposit Rate Notes. If the Interest Rate Basis specified on the face hereof is Certificate of Deposit Rate, the Interest Rate per annum determined with respect to any Interest Determination Date shall equal the rate on such date, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof and calculated to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date with respect to such Interest Determination Date, then the Certificate of Deposit Rate with respect to such Interest Reset Date shall be the rate (adjusted and/or multiplied and calculated as described above) on such Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities," or any successor publication of the Federal Reserve Bank of New York ("Composite Quotations"), under the heading "Certificates of Deposit." If by 3:00 P.M., New York City time, on the Calculation Date with respect to such Interest Determination Date such rate is not published in either H.15(519) or Composite Quotations, the Certificate of Deposit Rate with respect to such Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean (adjusted and/or multiplied and calculated as described above) of the secondary market offered rates, as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity, specified on the face hereof in denominations of U.S. $5,000,000; provided, however, that, if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Certificate of Deposit Rate with respect to such Interest Determination Date will be the Certificate of Deposit Rate in effect on such Interest Determination Date.

                 Determination of Interest Rate Per Annum for Commercial Paper Rate Notes. If the Interest Rate Basis specified on the face hereof is Commercial Paper Rate, the interest rate per annum determined with respect to any Interest Determination Date shall equal (a) the Money Market Yield (as defined herein) of the rate on such Interest Determination Date for commercial paper having the Index

Maturity specified on the face hereof, (i) as such rate is published in H.15(519), under the heading "Commercial Paper," or (ii) if such rate is not so published on or prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, as published in Composite Quotations, under the heading "Commercial Paper," or (b) if by 3:00 P.M., New York City time, on the Calculation Date with respect to such Interest Determination Date, such rate is not published in either of such publications, the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time, on such Interest Determination Date, of three leading dealers in commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for industrial issuers whose bond rating is "Aa," or the equivalent, from a nationally recognized rating agency, in each of the above cases, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof and calculated to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting rates as described above, the interest rate per annum hereon with respect to such Interest Determination Date shall be the Commercial Paper Rate in effect hereon on such Interest Determination Date.

                 "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

          Money Market Yield = 100 x        360 x D
                                     ---------------------------
                                            360 - (D x M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal calculated to seven decimal places, without rounding; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

                 Determination of Interest Rate Per Annum for CMT Rate Notes. If the Interest Rate Basis specified on the face hereof is CMT Rate, the Interest Rate per annum determined with respect to any Interest Determination Date shall equal the rate displayed on the Designated CMT Telerate Page (as defined herein) under the caption "...Treasury Constant Maturities...Federal Reserve Board

Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined herein) for (i) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date of three Reference

Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

                 "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated above (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified, the Designated CMT Telerate Page shall be 7052, for the most recent week.

                 "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified, the Designated CMT Maturity Index shall be 2 years.

                 Determination of Interest Rate Per Annum for Eleventh District Cost of Funds Notes. If the Interest Rate Basis specified on the face hereof is Eleventh District Cost of Funds, the interest rate per annum determined with respect to any Interest Determination Date shall be the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Interest Determination Date falls, as set forth under the caption "11th District" on Telerate page 7058 as of 11:00 A.M., San Francisco time, on such Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Interest Determination Date, the Eleventh

District Cost of Funds Rate for such Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such Interest Determination Date, then the Eleventh District Cost of Funds Rate determined as of the Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Interest Determination Date. In determining that the Federal Home Loan Bank of San Francisco has failed in any month to publish the Eleventh District Cost of Funds Index, the Calculation Agent may conclusively rely on any written advice of the Federal Home Loan Bank of San Francisco to such effect.

                 Determination of Interest Rate Per Annum for Federal Funds Rate Notes. If the Interest Rate Basis specified on the face hereof is Federal Funds Rate, the interest rate per annum determined with respect to any Interest Determination Date shall equal the rate, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof and calculated to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, on such Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not so published prior to 3:00 P.M., New York City time, on the Calculation Date with respect to such Interest Determination Date, then the Federal Funds Rate with respect to such Interest Determination Date will be the rate (adjusted or multiplied and calculated as described above) on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 P.M., New York City time, on the Calculation Date with respect to such Interest Determination Date such rate is not published in either H.15(519) or Composite Quotations, the Federal Funds Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean (adjusted and/or multiplied and calculated as described above) of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 9:00 A.M., New York City time, on such Interest Determination Date; provided, however, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting rates as mentioned in this sentence, the Federal Funds Rate with respect to such Interest Determination Date shall be the Federal Funds Rate in effect on such Interest Determination Date.

                 Determination of Interest Rate Per Annum for LIBOR Notes. If the Interest Rate Basis specified on the face hereof is LIBOR, the interest rate per annum determined with respect to any Interest Determination Date relating to a LIBOR Note (a "LIBOR Interest Determination Date") shall equal LIBOR, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof and calculated to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, determined by the Calculation Agent in accordance with the following provisions: (i) LIBOR will be determined as set forth on the face hereof, as either (a) the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, that appears on Telerate Page 3750 as of 11:00 A.M., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace page LIBO on that service for the purpose of displaying London interbank offered rates of major banks).
"Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified above, LIBOR will be determined if LIBOR Telerate had been specified. If LIBOR Reuters is specified above and at least two such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such LIBOR Interest Determination Date will be the arithmetic mean of such offered rates as determined by the Calculation Agent. If fewer than two offered rates appear on the

Reuters Screen LIBO Page, or if no rate appears on Telerate Page 3750, as applicable, LIBOR in respect of such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

                 (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates for the applicable Index Maturity appear on the Reuters Screen LIBO Page, as specified in (i)(a) above, or on which no rate appears on Telerate Page 3750, as specified in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity specified above are offered at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent (the "Reference Banks") to prime banks in the London interbank market, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rates. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted by 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such LIBOR Interest Determination Date.

                 Determination of Interest Rate Per Annum for Prime Rate Notes. If the Interest Rate Basis specified on the face hereof is Prime Rate, Prime Rate determined with respect to any Interest Determination Date shall equal the rate adjusted by the addition or subtraction of the spread, if any, specified on the face hereof, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof and calculated to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 3:00 P.M., New York City time, on the Calculation Date, the Prime Rate for such Prime Rate Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters screen USPRIME1 Page as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than four quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York on such date by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by a Federal or State authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the Prime Rate is not published in H.15(519) and the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Rate Interest Determination Date will be the interest rate otherwise in effect on such Prime Rate Interest Determination Date. "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace page USPRIME1 on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

                 Determination of Interest Rate Per Annum for Treasury Rate Notes. If the Interest Rate Basis specified on the face hereof is Treasury Rate, the interest rate per annum determined with respect to any Interest Determination Date shall equal the rate adjusted by the addition or subtraction of the spread, if any, specified on the face hereof, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof and calculated to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published in H.15(519), under the heading "Treasury bills -- Auction Average (Investment)" or, if not so published by 3:00 P.M., New York City time, on or prior to the Calculation Date pertaining to such Interest Determination Date, the auction average rate for the aforementioned auction for such Interest Determination Date (expressed as a bond equivalent, calculated to the nearest one hundred-thousandth of a percentage point, rounded upwards, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury, in either case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof and calculated to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. In the event that the results of the auctions of Treasury bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date or if no such auction is held for a particular week, then the Treasury Rate with respect to such Interest Determination Date shall be a yield to maturity (expressed as a bond equivalent, calculated to one hundred-thousandth of a percentage point, without rounding, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean (adjusted and/or multiplied and calculated as described above) of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate with respect to such

Interest Determination Date shall be the Treasury Rate in effect on such Interest Determination Date.

                 Notwithstanding the foregoing, the interest rate per annum hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Interest Determination Date.

                 The interest rate on this Note shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

                 At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if different, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to this Note.

                 Interest payments hereon will include interest accrued to but excluding the applicable Interest Payment Date. Accrued Interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid, as the case may be, shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day from the Original Issue Date or from the last date to which interest shall have been paid or duly provided for, as the case may be, up to but not including the date for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate per annum applicable to such day by 360 if the Interest Rate Basis specified on the face hereof is Certificate of Deposit Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, LIBOR or Prime Rate or by the actual number of days in the year if the Interest Rate Basis specified on the face hereof is Treasury Rate or CMT Rate.

                 In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                 In the event that the Guarantor shall be obligated to pay any Additional Amounts due to a change in law, regulation or interpretation, the Company may, at its option, redeem the Note as a whole at a redemption price of 100% of the principal amount thereof together with accrued interest to the date fixed for redemption.

                 If so provided on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof; provided, however, that the first two paragraphs of Section 1103 of the Indenture shall not apply to this Note, and if less than all of the Notes are to be redeemed, the Company may select, from Notes that are subject to redemption pursuant to the terms thereof, the Note or Notes, or portion or portions thereof, to be redeemed. On and after the date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part, at the option of the Company at a redemption price equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage together with accrued interest to the date fixed for redemption. The Redemption Percentage shall initially equal the Initial Redemption Percentage specified on the face of this Note, and shall decline at each anniversary of the initial date that this Note is redeemable by the amount of the Annual Redemption Percentage Reduction specified on the face of this Note, until the Redemption Percentage is equal to 100%.

                 If so provided on the face of this Note, this Note will be repayable in whole or in part in increments of $1,000, provided that the remaining principal amount of any Note surrendered for partial repayment shall be at least $1,000, on any Business Day on or after the "Initial Date on which the Note is Repayable at the Option of the Holder" (as stated on the face hereof), at the option of the Holder, at 100% of the face amount hereof, plus accrued interest, if any, to the repayment date. In order for the exercise of the option to be effective and the Notes to be repaid, the Company must receive at the applicable address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of this Note, on or before the thirtieth, but not earlier than the sixtieth day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) this Note, with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Note,
(b) the principal amount of this Note and the amount of this Note to be repaid,
(c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Paying Agent on behalf of the Company will receive this Note, with the form below entitled "Option to Elect Repayment" duly completed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and this Note and form duly completed are received by the Paying Agent on behalf of the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is The First National Bank of Chicago,
Attention: Securities Processing Division, 14 Wall Street, Eighth Floor, New York, New York 10005 (or at such other places as the Company shall notify the Holders of the Notes). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

                 The Notes are issuable in definitive form without coupons in denominations of $1,000 and integral multiples thereof. Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for such purposes in the Borough of Manhattan, The City of New York, a new Note or Notes in authorized denominations for an equal aggregate principal amount and like tenor will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture and to the limitations described below, if applicable, without charge except for any tax or other governmental charge imposed in connection therewith.

                 If this Note is a Global Note (as specified on the face hereof), this Note is exchangeable only if (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Global Note or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Global Note shall be exchangeable for definitive Notes in registered form or (z) an Event of Default, or an event which with notice or lapse of time or both would be an Event of Default, with respect to the Notes represented hereby has occurred and is continuing. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Notes in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Maturity Date and other terms and of differing denominations aggregating a like amount.

                 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times, at the rate and in the currency herein prescribed.

                 The Company, the Guarantor, the Trustee and any paying agent may deem and treat the registered Holder hereof as the absolute owner of this Note at such Holder's address as it appears on the Security Register of the Company as kept by the Trustee or duly authorized agent of the Company (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Guarantor nor the Trustee nor any paying agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

                 Terms used herein which are defined in the Indenture and not defined herein shall have the respective meanings assigned thereto in the Indenture.

                 This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                  GUARANTEE
                                      OF
                                POPULAR, INC.


                 Popular, Inc. (the "Guarantor") hereby unconditionally guarantees to the Holder of this Security duly authenticated and delivered by the Trustee, the due and punctual payment of the principal, and premium, if any, of (including any amount in respect of original issue discount) and interest, if any (together with any Additional Amounts payable pursuant to the terms of this Security), on this Security and the due and punctual payment of the sinking fund payments, if any, and analogous obligations, if any, provided for pursuant to the terms of this Security, when and as the same shall become due and payable, whether at Stated Maturity or upon redemption, repayment or upon declaration of acceleration or otherwise according to the terms of this Security and of the Indenture. In case of default by the Company in the payment of any such principal, any premium or interest (together with any Additional Amounts payable pursuant to the terms of this Security), sinking fund payment, or analogous obligation, the Guarantor agrees duly and punctually to pay the same. The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional irrespective of any extension of the time for payment of this Security, any modification of this Security, any invalidity, irregularity or unenforceability of this Security or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of this Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to this Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this guarantee will not be discharged as to this Security except by payment in full of the principal of, and any premium or interest (together with any Additional Amounts payable pursuant to the terms of this Security), thereon.

                 The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment.

                 This guarantee shall not be valid or become obligatory for any purpose with respect to this Security until the certificate of authentication on this Security shall have been signed by the Trustee.

                 This guarantee is governed by and construed in accordance with the laws of the State of New York.

                 IN WITNESS WHEREOF, Popular, Inc. has caused this guarantee to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                             POPULAR, INC.



                                             By:
                                                --------------------------------




                                             By:
                                                --------------------------------


Attested:
         --------------------------

                          OPTION TO ELECT REPAYMENT
                TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
                  AT THE OPTION OF THE HOLDER AND THE HOLDER
                        ELECTS TO EXERCISE SUCH RIGHTS


                 The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at _________ ___________________________________________________________ (please print or type name and address of the undersigned).

                 For this Note to be repaid the Company must receive at the Corporate Trust Office of the Trustee in The City of New York or at such other place or places of which the Company shall from time to time notify the Holder of the within Note, on or before the thirtieth, but not earlier than the sixtieth day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, (i) this Note, with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address, and telephone number of the Holder of the Note, (b) the principal amount of the Note and the amount of the Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Note to be repaid with this form duly completed will be received by the Paying Agent on behalf of the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and such Note and form duly completed are received by the Paying Agent on behalf of the Company by such fifth Business Day). Exercise of the repayment option by the Holder is irrevocable.

                 If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000) which the Holder elects to have repaid: ________________________ ___; and specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof) of the Note or Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):
                   ---------------

Date:
     ----------------------


--------------------------------------------------------------------------------
Notice: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any other change whatsoever.

                             --------------------


                                            ABBREVIATIONS

                 The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common                    UNIF GIFT MIN ACT --       Custodian
TEN ENT -- as tenants by the entireties                                -------          ------------
JT TEN  -- as joint tenants with right                                  (Cust)             (Minor)
           of survivorship and not as                       Under Uniform Gifts to Minors Act
           tenants in common
                                                            ----------------------------------------
                                                                             (State)


                 Additional abbreviations may also be used though not in the above list.

                 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

 -----------------------------------

 -----------------------------------
----------------------------------------------------------------------------------------------------
         PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
the within Note of POPULAR NORTH AMERICA, INC. and does hereby irrevocably constitute and appoint

----------------------------------------------------------------------------------------------------
attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:
        --------------------                       --------------------------------------------------

                                                   --------------------------------------------------

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.
